EXHIBIT 4.1

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.


                          COMMON STOCK PURCHASE WARRANT

    To Purchase Shares of $0.0001 Par Value Common Stock ("Common Stock") of

                              No. [W-__] [ ] Shares

                       POWERHOUSE TECHNOLOGIES GROUP, INC.

      THIS CERTIFIES that, for value received, ___________________________ (the "Purchaser" or "Holder") is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to 8:00 p.m. New York City Time on the date that is five years after the date hereof (the "Termination Date"), but not thereafter, provided that, in no event will the Termination Date occur prior to the 60th day after the effective date of a Company registration statement including the Warrant Shares (as defined below), to subscribe for and purchase from PowerHouse Technologies Group, Inc., a Delaware corporation (the "Company"), a number of shares of Common Stock equal to the quotient of a number of shares of Common Stock equal to 25% of number shares of Series A Preferred Stock purchased by Purchaser (the "Warrant Shares") at an Exercise Price equal to $3.83 per share (as adjusted from time to time pursuant to the terms hereof, the "Exercise Price"). The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Series A Senior Unit Purchase Agreement dated April 23, 2004 (the "Purchase Agreement"), entered into between the Company and the Purchaser. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement.

1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with (a) the Assignment Form annexed hereto properly endorsed, and (b) any other documentation reasonably necessary to satisfy the Company that such transfer is in compliance with all applicable securities laws. The term "Holder" shall refer to the Purchaser or any subsequent transferee of this Warrant.

2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant and payment of the Exercise Price as set forth herein will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue or otherwise specified herein).

3.    Exercise of Warrant.

(a) The Holder may exercise this Warrant, in whole or in part, at any time and from time to time,

      (i) by delivering (which may be by facsimile) to the offices of the Company or any transfer agent for the Common Stock this Warrant, together with a Notice of Exercise in the form annexed hereto specifying the number of Warrant Shares with respect to which this Warrant is being exercised, together with payment in cash to the Company of the Exercise Price therefore, or

      (ii) by the exchange of this Warrant in whole or in part (with the Cashless Exercise subscription form in the form annexed hereto duly executed) (a "Cashless Exercise") at the address of the Company set forth herein. Such presentation and exchange shall be deemed a waiver of the Holder's obligation to pay the Exercise Price or, in the case of a partial exercise of this Warrant, of the portion of the Exercise Price that would otherwise be payable in connection with such partial exercise. Upon presentment of this Warrant in connection with a Cashless Exercise, the number of Warrant Shares subject to this Warrant shall be reduced by the number of Warrant Shares specified on the Cashless Exercise subscription form, and in exchange for such reduction the Holder shall receive the number of Warrant Shares, as the case may be, specified on the Cashless Exercise subscription form (up to the total number of Warrant Shares which are subject to this Warrant) multiplied by a fraction, the numerator of which shall be the difference between the then current market price per share of the Common Stock and the Exercise Price per share, and the denominator of which shall be the then current market price per share of Common Stock. For purposes of any computation under this Section 3(a), the then current market price shall be the closing price on the trading day immediately prior to the execution of the Cashless Exercise subscription form by Holder.

      In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised and/or surrendered, and the Company, if requested by Holder and at its expense, shall within three (3) Trading Days (as defined below) issue and deliver to the Holder a new Warrant of like tenor in the name of the Holder or as the Holder (upon payment by Holder of any applicable transfer taxes) may request, reflecting such adjusted Warrant Shares. Notwithstanding anything to the contrary set forth herein, upon exercise of any portion of this Warrant in accordance with the terms hereof, the Holder shall not be required to physically surrender this Warrant to the Company unless such Holder is purchasing the full amount of Warrant Shares represented by this Warrant. The Holder and the Company shall maintain records showing the number of Warrant Shares so purchased hereunder and the dates of such purchases or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Warrant upon each such exercise. The Holder and any assignee, by acceptance of this Warrant or a new Warrant, acknowledge and agree that, by reason of the provisions of this Section, following exercise of any portion of this Warrant, the number of Warrant Shares which may be purchased upon exercise of this Warrant may be less than the number of Warrant Shares set forth on the face hereof

      Certificates for shares of Common Stock purchased hereunder shall be delivered to the Holder hereof within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. The Holder may withdraw its Notice of Exercise at any time if the Company fails to timely deliver the relevant certificates to the Holder as provided in this Agreement. A Notice of Exercise shall be deemed sent on the date of delivery if delivered before 8:00 p.m. New York Time on such date, or the day following such date if delivered after 8:00 p.m. New York Time; provided that the Company is only obligated to deliver Warrant Shares against delivery of the Exercise Price from the holder hereof and surrender of this Warrant (or appropriate affidavit and/or indemnity in lieu thereof).

      In lieu of delivering physical certificates representing the Warrant Shares issuable upon conversion of this Warrant, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon exercise to the Holder, by crediting the account of the Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The Company agrees to coordinate with DTC to accomplish this objective.

(b) The term "Trading Day" means (x) if the Common Stock is not listed on the New York or American Stock Exchange but sale prices of the Common Stock are reported on Nasdaq National Market or another automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, (y) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or
      (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of issuance of a fractional share upon any exercise hereunder, the Company will either round up to nearest whole number of shares or pay the cash value of that fractional share, which cash value shall be calculated on the basis of the average closing price of the Common Stock during the five (5) Trading Days immediately preceding the date of exercise.

5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant or in such name or names as may be directed by the Holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder hereof; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrant certificates or any certificates for the Warrant Shares other than the issuance of a Warrant Certificate to the Holder in connection with the Holder's surrender of a Warrant Certificate upon the exercise of all or less than all of the Warrants evidenced thereby.

6. Closing of Books. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

7. No Rights as Shareholder until Exercise. Subject to Section 12 of this Warrant and the provisions of any other written agreement between the Company and the Purchaser, the Purchaser shall not be entitled to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Purchaser, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein. However, at the time of the exercise of this Warrant pursuant to Section 3 hereof, the Warrant Shares so purchased hereunder shall be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

8. Assignment and Transfer of Warrant. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company or its transfer agent as the Company may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Company); provided, however, that this Warrant may not be resold or otherwise transferred except (i) in a transaction registered under the Securities Act of 1933, as amended (the "Act"), or (ii) in a transaction pursuant to an exemption, if available, from registration under the Act and whereby, if reasonably requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the Holder of this Warrant to the effect that the transaction is so exempt.

9. Loss, Theft, Destruction or Mutilation of Warrant; Exchange. The Company represents warrants and covenants that (a) upon receipt by the Company of evidence and/or indemnity reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate representing the Warrant Shares, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, and (b) upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate, without any charge therefor. This Warrant is exchangeable at any time for an equal aggregate number of Warrants of different denominations, as requested by the holder surrendering the same, or in such denominations as may be requested by the Holder following determination of the Exercise Price. No service charge will be made for such registration or transfer, exchange or reissuance.

10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

11. Effect of Certain Events. If at any time while this Warrant or any portion thereof is outstanding and unexpired there shall be a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of (collectively, a "Sale or Merger Transaction"), the Holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto, subject to further adjustment as provided in Section 12.

12.   Adjustments of Exercise Price and Number of Warrant Shares.

      The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as set forth in this Section 12.

(a) Subdivisions, Combinations, Stock Dividends and other Issuances. If the Company shall, at any time while this Warrant is outstanding, (A) pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (B) subdivide outstanding shares of Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 12(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. The number of shares which may be purchased hereunder shall be increased proportionately to any reduction in Exercise Price pursuant to this paragraph 12(a), so that after such adjustments the aggregate Exercise Price payable hereunder for the increased number of shares shall be the same as the aggregate Exercise Price in effect just prior to such adjustments.

(b) Other Distributions. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than Common Stock), then the number of Warrant Shares for which this Warrant is exercisable shall be increased to equal: (i) the number of Warrant Shares for which this Warrant is exercisable immediately prior to such event, (ii) multiplied by a fraction, (A) the numerator of which shall be the Fair Market Value (as defined below) per share of Common Stock on the record date for the dividend or distribution, and (B) the denominator of which shall be the Fair Market Value price per share of Common Stock on the record date for the dividend or distribution minus the amount allocable to one share of Common Stock of the value (as jointly determined in good faith by the Board of Directors of the Company and the Holder) of any and all such evidences of indebtedness, shares of capital stock, other securities or property, so distributed. For purposes of this Warrant, "Fair Market Value" shall equal the average closing trading price of the Common Stock on the Principal Market (as defined in the Purchase Agreement) for the 5 Trading Days preceding the date of determination or, if the Common Stock is not listed or admitted to trading on any Principal Market, and the average price cannot be determined as contemplated above, the Fair Market Value of the Common Stock shall be as reasonably determined in good faith by the Company's Board of Directors and the Holder. The Exercise Price shall be reduced to equal: (i) the Exercise Price in effect immediately before the occurrence of any event (ii) multiplied by a fraction, (A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately before the adjustment, and (B) the denominator of which is the number of Warrant Shares for which this Warrant is exercisable immediately after the adjustment.

(c) Merger, etc. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into or a transfer of all or substantially all of the assets of the Company to another entity, then the Holder shall be entitled to receive upon or after such transfer, merger or consolidation becoming effective, and upon payment of the Exercise Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by the Holder for the shares of stock subject to this Warrant had this Warrant been exercised just prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume in writing the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

(d) Reclassification, etc. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

(e) Exercise Price Adjustment. In the event that on or subsequent to the Closing Date, the Company issues or sells any Common Stock, any Convertible Securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such Convertible Securities (other than (i) shares which are issued pursuant to the Securities, (ii) shares of Common Stock or options to purchase such shares issued to employees, consultants, officers or directors in accordance with stock plans approved by the Board of Directors, and shares of Common Stock issuable under options or warrants that are outstanding as of the date of the Placement Agency Agreement,
      (iii) shares of Common Stock issued pursuant to a stock dividend, split or other similar transaction, and at an effective price per share which is less than eighty percent (80%) of the then applicable Exercise Price (such effective price per share, the "New Issuance Price"), then the Exercise Price in effect immediately prior to such issue or sale shall be reduced effective concurrently with such issue or sale to an amount equal to one hundred twenty five percent (125%) of the New Issuance Price.

      For the purposes of the foregoing adjustments, in the case of the issuance of any convertible securities (including, without limitation, shares of Series A Preferred Stock) warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("Convertible Securities"), the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.

(f) In the event of any adjustment in the number of Warrant Shares issuable hereunder upon exercise, the Exercise Price shall be inversely proportionately increased or decreased as the case may be, such that aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same. Similarly, in the event of any adjustment in the Exercise Price, the number of Warrant Shares issuable hereunder upon exercise shall be inversely proportionately increased or decreased as the case may be, such that aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same.

13. Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of this Warrant, reduce but not increase the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, the Company shall promptly mail to the Holder of this Warrant a notice setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment and setting forth the computation of such adjustment and a brief statement of the facts requiring such adjustment.

15. Authorized Shares. The Company covenants that during the period the Warrant is outstanding and exercisable, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any and all purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law, regulation, or rule of any applicable market or exchange.

16.   Compliance with Securities Laws.

(a) The Holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered (or if no exemption from registration exists), will have restrictions upon resale imposed by state and federal securities laws. Each certificate representing the Warrant Shares issued to the Holder upon exercise (if not registered, for resale or otherwise, or if no exemption from registration exists) will bear substantially the following legend:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(b) Without limiting the Purchaser's right to transfer, assign or otherwise convey the Warrant or Warrant Shares in compliance with all applicable securities laws, the Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Purchaser's own account and not as a nominee for any other party, and that the Purchaser will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws.

18.   Miscellaneous.

(a) Issue Date; Choice of Law; Venue; Jurisdiction. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the Federal and State Courts sitting in the County of New York in the State of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens or venue, to the bringing of any such proceeding in such jurisdiction. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

(b) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought. Any amendment effected in accordance with this paragraph shall be binding upon the Purchaser, each future holder of this Warrant and the Company. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(c) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be to the addresses as shown on the books of the Company or to the Company at the address set forth in the Purchase Agreement. A party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance with the provisions of this Section 18(c).

(d) Severability. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Warrant in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Warrant shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(e) Specific Enforcement. The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  April 23, 2004
                                    POWERHOUSE TECHNOLOGIES GROUP, Inc.


                                    By: ______________________________
                                        Name:    Jay Elliot
                                        Title:   Chief Executive Officer

                               NOTICE OF EXERCISE
                               ------------------

To:   PowerHouse Technologies Group, Inc.

(1) The undersigned hereby elects to exercise the attached Warrant for and to purchase thereunder, ______ shares of Common Stock, and herewith makes payment therefor of $_______.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                  -------------------------------
                  (Name)

                  -------------------------------
                  (Address)

                  -------------------------------

(3) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

                                        -----------------------------------
                                        (Name)

--------------------                    -----------------------------------
(Date)                                  (Signature)

                                        -----------------------------------
                                        (Address)


Dated:

------------------------------
Signature

                           NOTICE OF CASHLESS EXERCISE
                           ---------------------------

SUBSCRIPTION (cashless exercise)
--------------------------------


To:   PowerHouse Technologies Group, Inc.

The undersigned Holder ___________________, pursuant to the provisions of the Warrant, hereby elects to exchange its Warrant, in whole or in part, as appropriate, for ______ shares of Common Stock, stated value $___ per share, of the Company, pursuant to the cashless exercise provisions of Section 3(a)(ii) of the Warrant.


(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                  -------------------------------
                  (Name)

                  -------------------------------
                  (Address)

                  -------------------------------

(3) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

                                        -----------------------------------
                                        (Name)

--------------------                    -----------------------------------
(Date)                                  (Signature)

                                        -----------------------------------
                                        (Address)


Dated:

------------------------------
Signature

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)


            FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

______________________________________________________________________.


______________________________________________________________________

                                          Dated:  ______________,


                  Holder's Signature:  _____________________________

                  Holder's Address:    _____________________________

                                       _____________________________


Signature Guaranteed:  ___________________________________________


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.